EXHIBIT 10.A.1
AMENDMENT NO. 1 TO THE
EL PASO CORPORATION

1995 COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
     WHEREAS, El Paso Corporation (the “Company”) maintains the El Paso Corporation 1995 Compensation Plan for Non-Employee Directors (the “Plan”), amended and restated effective as of December 4, 2003; and
     WHEREAS, Section 9.7 of the Plan permits the Board of Directors or the Management Committee (as defined in the Plan) from time to time to amend the Plan, in whole or in part; and
     WHEREAS, it is intended hereby to amend the Plan to comply with Section 409A of the Internal Revenue Code of 1986, as amended.
     NOW, THEREFORE, the Plan is amended as follows:
     1. Section 5.5 is hereby added to the Plan to read as follows:
     “5.5 Deferrals During 2005
     Notwithstanding anything herein to the contrary, any deferrals made pursuant to Section 5.2 during the calendar year 2005 (and any Conversion Premium set forth in Section 6.2(a) thereon) shall be deemed to be made under the 2005 Compensation Plan for Non-Employee Directors (“2005 Plan”) and any such deferrals (and Conversion Premium) shall subject to the corresponding provisions, including the payment features, of the 2005 Plan.”
     2. Section 7.3 is hereby added to the Plan to read as follows:
     “7.3 Long- Term Equity Credit During 2005
     Notwithstanding anything herein to the contrary, any Long-Term Equity Credit made pursuant to Section 7.1 during the calendar year 2005 shall be deemed to be made under the 2005 Plan, and such Long-Term Equity Credit shall be subject to the corresponding provisions, including the payment features, of the 2005 Plan.”
     IN WITNESS WHEREOF, this amendment has been executed by the undersigned, thereunto duly authorized, effective as of January 1, 2007.

EL PASO CORPORATION
By:	/s/ Susan B. Ortenstone

     ATTEST:

By:	/s/ Marguerite Woung-Chapman

Corporate Secretary